         AMENDMENT NO. 1 TO SEVERANCE AGREEMENT DATED AS OF DECEMBER 19,
                   2000 BETWEEN WILMINGTON TRUST COMPANY AND
                                  TED T. CECALA


                                  EXHIBIT 10.18

                     AMENDMENT NO. 1 TO SEVERANCE AGREEMENT


         THIS AMENDMENT NO. 1 TO SEVERANCE AGREEMENT is dated as of December 19, 2000 between WILMINGTON TRUST COMPANY, a Delaware-chartered bank and trust company (the "Bank), and TED T. CECALA ("Employee").


                                   BACKGROUND

         A. Bank and Employee are parties to a certain Severance Agreement dated as of February 29, 1996 (the "Severance Agreement").

         B. Bank and Employee desire to amend certain provisions of the Severance Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Amendment

                  a. Subparagraph 5(a). Subparagraph 5(a) of the Severance Agreement hereby is amended and restated to read in its entirety as follows:

                  "a. Compensation.

                  (1) Bank shall pay Employee within ten days after the termination of his employment a lump sum payment equal to the aggregate of 100% of the future Monthly Compensation Employee would have received if he had continued in Bank's employ until 36 months after the termination of his employment, discounted to present value at a discount rate equal to the per annum rate offered on that termination date (or the next preceding date on which that rate is published) on U.S. Treasury bills with maturities of one and one-half years.

                  (2) For purposes hereof, the term "Monthly Compensation" means:

                  (a) The gross salary and wages paid or payable to Employee by Bank for the month preceding the termination of his or her employment and which is reportable on Form W-2 or any substitute therefor (unless a reduction in Employee's base salary preceded Employee's resignation or retirement for Good Reason, in which case in determining Monthly Compensation Bank shall use Employee's highest base salary in effect during the twelve-month period before the termination of his or her employment);

                  (b) Plus one-twelfth of amounts paid or payable by Bank to Employee in respect of all bonuses and incentive payments for Bank's most recently completed fiscal year (including, without limitation, Bank's Executive Incentive Plan and Profit-Sharing Bonus Plan);

                  (c) Reduced by (i) any amounts imputed under the Internal Revenue Code of 1986, as amended (the "Code"), and regulations issued pursuant thereto and (ii) amounts attributable to moving and travel expenses and tuition payments.

                  For purposes hereof, income Employee realizes from the exercise of stock options and vacation time that has accrued but not been taken shall not be considered in determining "Monthly Compensation." "

         b. Subparagraph 5(b). Subparagraph 5(b) of the Severance Agreement hereby is amended and restated to read in its entirety as follows:

                  "b. Benefits. For three years after the termination of Employee's employment, at Bank's expense, Employee shall participate in and be covered by all health, medical, life and disability plans, programs, policies and arrangements of Bank applicable to employees, whether funded or unfunded; provided, however, that, if any administrator or insurance carrier contests Employee's participation in or coverage under that plan, program, policy or arrangement, then in respect of insurance arrangements, Bank shall, at its own cost or expense, cause equivalent insurance coverage to be provided and, in respect of arrangements other than insurance, make cash payments to Employee in an amount equal to the amount which would have been contributed by Bank with respect to Employee at the times those amounts would have been contributed; and provided further that, to the extent Bank has an obligation to provide continuation coverage under Section 4980(B)(f) of the Code, the period for which benefits are provided under this Subparagraph 5(b) constitutes a portion of that continuation coverage. Notwithstanding the foregoing, any payments made to Employee pursuant hereto, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder."

                           2. No Other Amendment. Except as expressly modified
hereby, the Severance Agreement remains unchanged and in full force and effect.

         IN WITNESS WHEREOF, Bank has executed this Amendment No. 1 to Severance Agreement and caused its seal to be affixed hereto by its officers thereunto duly authorized and Employee has signed this Amendment No. 1, all as of the date first written above.


         ATTEST:                            WILMINGTON TRUST COMPANY



         /s/ Gerard A. Chamberlain          /s/ Michael A. DiGregorio
         ---------------------------        -----------------------------------
         [Assistant] Secretary                       (Authorized Officer)

         WITNESS:                           EMPLOYEE:



         /s/ Edsel A. Bittle                /s/ Ted T. Cecala
         ---------------------------        -----------------------------------

                                            Name:  Ted T. Cecala
                                                 ------------------------------

                                            Address:  7 Summitt Lane
                                                      -------------------------
                                                      P.O. Box 55
                                                      -------------------------
                                                      Montchanin, DE  19710
                                                      -------------------------